Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,609,540
Unrealized Gain (Loss) on Market Value of Futures	3,936,160
Dividend Income	28,385
Interest Income	88,982
ETF Transaction Fees	1,400
Total Income (Loss)	$6,664,467

Expenses
General Partner Management Fees	$58,565
Professional Fees	14,597
Brokerage Commissions	6,062
Non-interested Directors' Fees and Expenses	738
Prepaid Insurance Expense	136
Total Expenses	80,098
Expense Waiver	(9,765)
Net Expenses	$70,333
Net Income (Loss)	$6,594,134

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$93,411,378
Withdrawals (450,000 Shares)	(8,175,560)
Net Income (Loss)	6,594,134

Net Asset Value End of Month	$91,829,952
Net Asset Value Per Share (4,800,000 Shares)	$19.13

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612